Exhibit 2.1

PLAN OF CONVERSION
This Plan of Conversion (this “Plan”) is adopted as of July 20, 2026 and sets forth certain terms of the conversion of NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Colorado Corporation”), to a Texas corporation, pursuant to the terms of the Colorado Revised Statutes of the State of Colorado (as amended, the “CRS”) and the Texas Business Organizations Code, as amended (the “TBOC”).
RECITALS:
A. The Colorado Corporation was incorporated on December 17, 1998.
B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 7-90-201 of the CRS and Title 1, Chapter 10, Subchapter C of the TBOC, the Colorado Corporation will be converted to NATURAL GAS SERVICES GROUP, INC., a Texas corporation (the “Texas Corporation”).
C. The Board of Directors of the Colorado Corporation (the “Board”) has unanimously (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Colorado Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Colorado Corporation and (ii) approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Colorado Statement of Conversion (as each is defined below).
D. The stockholders of the Colorado Corporation have approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Colorado Statement of Conversion.
E. In connection with the Conversion, at the Effective Time (as defined below), each share of Common Stock, par value $0.01 per share (the “Colorado Common Stock”), and each share of Preferred Stock, par value $0.01 per share that was not designated a Colorado Series A Preferred Stock (the “Colorado Preferred Stock”), of the Colorado Corporation issued and outstanding (or held in treasury) immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $0.01 per share (the “Texas Common Stock”), and one share of Preferred Stock, par value $0.01 per share (the “Texas Preferred Stock”), of the Texas Corporation, respectively.
F. The mode of carrying out the Conversion into effect shall be as described in this Plan.
ARTICLE I
THE CONVERSION
1.1 Conversion. At the Effective Time, the Colorado Corporation will be converted to the Texas Corporation, pursuant to, and in accordance with, Section 7-90-201 of the CRS and Title 1, Chapter 10, Subchapter C of the TBOC (the “Conversion”), whereupon the Colorado Corporation will continue its existence in the organizational form of the Texas Corporation, which will be subject to the laws of the State of Texas. The Board and the stockholders of the Colorado Corporation have approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Colorado Statement of Conversion.
1.2 Statement of Conversion. The Colorado Corporation shall file a statement of conversion in the form attached hereto as Exhibit A (the “Colorado Statement of Conversion”) with the Secretary of State of the State of Colorado (the “Colorado Secretary of State”) and shall file a certificate of conversion in the form attached hereto as Exhibit B (the “Texas Certificate of Conversion”) and the certificate of formation in the form attached hereto as Exhibit C (the “Texas Charter”) and any and all documents required to be filed with the Secretary of State of the State of Texas (the “Texas Secretary of State”) in connection with the Conversion and the Colorado Corporation or the Texas Corporation, as applicable, shall make all other filings or recordings required by the CRS or the TBOC in connection with the Conversion.
1.3 Effective Time. The Conversion will become effective upon the filing of the Colorado Statement of Conversion with the Colorado Secretary of State and the Texas Certificate of Conversion and the Texas Charter with the Texas Secretary of State or at such later time as specified in the Colorado Statement of Conversion and the Texas Certificate of Conversion (the “Effective Time”).

Exhibit 2.1

ARTICLE II
ORGANIZATION
2.1 Texas Governing Documents. At the Effective Time, the Texas Charter and the bylaws of the Texas Corporation in the form attached hereto as Exhibit D (the “Texas Bylaws” and, together with the Texas Charter, the “Texas Governing Documents”) shall govern the Texas Corporation until amended and/or restated in accordance with the Texas Governing Documents and applicable law.
2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Colorado Corporation or its stockholders, the members of the Board and the officers of the Colorado Corporation holding their respective offices in the Colorado Corporation existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Texas Corporation.
ARTICLE III
EFFECT OF THE CONVERSION
3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the CRS and the TBOC. Without limitation of the foregoing, for all purposes of the laws of the State of Colorado and the State of Texas, all of the rights, privileges, and powers of the Colorado Corporation, and all property, real, personal, and mixed, and all debts due to the Colorado Corporation, as well as all other things and causes of action belonging to the Colorado Corporation, shall remain vested in the Texas Corporation and shall be the property of the Texas Corporation, and all debts, liabilities, and duties of the Colorado Corporation shall remain attached to the Texas Corporation, and may be enforced against the Texas Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Texas Corporation.
3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Colorado Corporation or its stockholders, (i) each share of Colorado Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Texas Common Stock, and all options, warrants, restricted stock units or other right to receive or acquire a share of Colorado Common Stock shall automatically be converted into an option, warrant, restricted stock unit or other entitlement to receive or acquire Texas Common Stock, and (ii) each share of Colorado Preferred Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Texas Preferred Stock, and all options, warrants, restricted stock units or other right to receive or acquire a Colorado Preferred Stock share shall automatically be converted into an option, warrant, restricted stock unit or other entitlement to receive or acquire a Texas Preferred Stock share.
ARTICLE IV
MISCELLANEOUS
4.1 Abandonment or Amendment. At any time prior to the filing of the Colorado Statement of Conversion with the Colorado Secretary of State, the Colorado Corporation may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan.
4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.
4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.
4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.

Exhibit 2.1

IN WITNESS WHEREOF, this Plan has been executed on behalf of the Colorado Corporation by its officer thereunto duly authorized, as of the date first set forth above.
NATURAL GAS SERVICES GROUP, INC.
By: /s/ Justin C. Jacobs
Name: Justin C. Jacobs
Title: Chief Executive Officer

Exhibit 2.1

EXHIBIT A
COLORADO STATEMENT OF CONVERSION
[Attached hereto]

Exhibit 2.1

EXHIBIT B
TEXAS CERTIFICATE OF CONVERSION
[Attached hereto]

Exhibit 2.1

EXHIBIT C
TEXAS CHARTER
[Attached hereto]

Exhibit 2.1

EXHIBIT D
TEXAS BYLAWS
[Attached hereto]